POWER OF ATTORNEY


         The undersigned executive officer of First American Capital Corp. does hereby appoint William Schutte and Kelly Sullivan-Deady, signing singly, his or her true and lawful attorneys-in-fact and agents, to sign for and on behalf of the undersigned any Form 3, Form 4 or Form 5, or the application with the Edgar Filer Management System required for the filing of such forms, that may be required during the fiscal year ending December 31, 2007, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act, as amended, and any and all amendments to said Form 3, Form 4 or Form 5, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


IN WITNESS WHEREOF the undersigned have caused this Power of Attorney to be signed as of this 9th day of March 2007.


                                   /s/ William R. Morton, Jr.
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                                   William R. Morton, Jr., Chief Financial
                                   Officer and Treasurer